UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2004

METRON TECHNOLOGY N.V.

 (Exact name of registrant as specified in its charter)

The Netherlands	000-27863	98-0180010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Fortran Drive

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 719-4600

Item 5.  Other Events.

On June 14, 2004, Pall Corporation (“Pall”) delivered written notice to Metron Technology N.V. (“Metron”) that Pall intends to terminate all agreements between Pall and Metron, including two exclusive distribution agreements and a license agreement.  The effective date of termination will be August 31, 2004 for the microelectronics, biopharmaceutical and food and beverage markets and July 31, 2004 for the fuels and chemicals markets.  Metron may return inventory to Pall for credit within 30 days following the effective date of termination, subject to certain conditions.  Pall products represented approximately 7% of Metron’s revenues for the fiscal year ended May 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRON TECHNOLOGY N.V.

Date: June 15, 2004	/s/ DOUGLAS J. MC CUTCHEON
Douglas J. McCutcheon
Senior Vice President and Chief Financial Officer